Exhibit 99

FORM 3 JOINT FILER INFORMATION

Name:	Keypoint Investments, L.P.

Address:	c/o ViewSonic Corporation
381 Brea Canyon Road
Walnut, CA 91789

Designated Filer:	James Chu

Issuer and Ticker Symbol:	ViewSonic Corporation [no ticker symbol]

Date of Event

Requiring Statement:	June 28, 2004

Keypoint Investments, L.P.

By:	/s/ James Chu
James Chu, General Partner